Exhibit 23.4

[L.P. MARTIN & COMPANY LETTERHEAD]

Consent of Independent Accountants

The Board of Directors

Apple Hospitality Five, Inc.

Richmond, Virginia

We consent to the following with respect to a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple Hospitality Five, Inc.:

(1)  the use of our report dated June 6, 2003 with respect to the combined balance sheets of the Cranbury, New Jersey Marriott-Residence Inn Hotel, the Hauppauge, New York Marriott-Residence Inn Hotel and the Franklin, New Jersey Marriott-Residence Inn Hotel as of December 31, 2002 and 2001, and the related combined statements of operations, member’s equity and cash flows for the years then ended

(2)  the use of our report dated June 23, 2003 with respect to the balance sheets of the Cypress, California Marriott-Residence Inn Hotel as of January 3, 2003 and December 28, 2001, and the related statements of income, owners’ equity and cash flows for the years then ended

(3)  the use of our report dated September 8, 2003 with respect to the balance sheets of the Nashville, Tennessee Marriott-Residence Inn Hotel as of January 3, 2003 and December 28, 2001, and the related statements of income, partners’ equity and cash flows for the years then ended

(4)  the use of our report dated September 11, 2003 with respect to the combined balance sheets of the Danbury, Connecticut Spring Hill Suites Hotel and the Lebanon, New Jersey Courtyard by Marriott Hotel as of December 31, 2002 and 2001, and the related combined statements of operations, member’s equity and cash flows for the years then ended

(5)  the use of our report dated September 16, 2003 with respect to the balance sheets of the Ybor City, Florida Hilton Garden Inn Hotel as of December 31, 2002 and 2001, and the related statements of operations, stockholders’s equity and cash flows for the years then ended

(6)  the use of our report dated September 16, 2003 with respect to the balance sheets of the Solon, Ohio Homewood Suites Hotel as of December 31, 2002 and 2001, and the related statements of operations, members’ equity and cash flows for the years then ended

(7)  the use of our report dated December 12, 2003 with respect to the combined balance sheets of the Western Acquisition Hotels as of January 3, 2003 and December 28, 2001, and the related combined statements of operations, partners’ deficit and cash flows for the years then ended

(8)  the use of our report November 11, 2003 with respect to the balance sheet of the Westbury, New York Hilton Garden Inn as of December 31, 2002 and related statements of members’ equity and cash flows for the years then ended

(9)  the references to our firm as “experts” in such Post-Effective Amendment.

/s/    L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia

December 22, 2003